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NEUBERGER BERMAN ALTERNATIVE FUNDS
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Neuberger Berman Alternative Funds
 Neuberger Berman Absolute Return Multi-Manager Fund
Neuberger Berman Long Short Multi-Manager Fund
605 Third Avenue
New York, New York 10158-0180
 800-877-9700
INFORMATION STATEMENT DATED FEBRUARY 6, 2015
WE ARE NOT ASKING YOU FOR A PROXY AND YOU
 ARE REQUESTED NOT TO SEND US A PROXY
IMPORTANT NOTICE REGARDING THE
 AVAILABILITY OF THE INFORMATION STATEMENT
The Information Statement is available at www.nb.com.
The purpose of this Information Statement is to provide you with information about new subadvisers for the Neuberger Berman Absolute Return Multi-Manager Fund (“Absolute Return Multi-Manager Fund”) and the Neuberger Berman Long Short Multi-Manager Fund (“Long Short Multi-Manager Fund”) (each a “Fund”), each a series of Neuberger Berman Alternative Funds (the “Trust”). The information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. You may obtain an additional copy of each Fund’s Prospectus or Statement of Additional Information, or its most recent Annual Report or Semi-Annual Report, free of charge, by writing to the Trust at the address shown above, by calling 1-800-877-9700 or by visiting the Trust’s website at www.nb.com.  This Information Statement is being mailed on or about February 6, 2015 to shareholders of record as of January 22, 2015.
BACKGROUND
Neuberger Berman Management LLC (the “Manager”), located at 605 Third Avenue, 2nd Floor, New York, NY 10158, is the Funds’ investment manager, administrator, and distributor. The Manager engages NB Alternative Investment Management LLC (the “Adviser”), located at 605 Third Avenue, 22nd Floor, New York, NY 10158, as investment adviser to choose each Fund’s investments and handle its day-to-day business, including the oversight of the investment activities of the subadvisers of each Fund (each, a “Subadviser” and collectively, “Subadvisers”).  The Adviser allocates assets of each Fund to Subadvisers whose strategy the Adviser believes, when combined to form a single portfolio, can provide attractive risk-adjusted returns over the long term.
The Manager and the Funds have obtained an exemptive order from the Securities and Exchange Commission (“SEC”) that permits the Manager and Adviser to engage additional unaffiliated Subadvisers, and to enter into and materially amend existing or future subadvisory agreements with unaffiliated Subadvisers, upon the approval of the Trust’s Board of Trustees (“Board”), without obtaining shareholder approval. Accordingly, the Manager is able, subject to the approval of the Board, to appoint and replace Subadvisers and to amend subadvisory agreements without obtaining shareholder approval.
At its meetings held on October 6-7, 2014, the Board, including the Trustees who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Trust, the Manager or the Adviser (“Independent Trustees”), considered and unanimously approved the Manager’s proposal to appoint Blue Jay Capital Management, LLC (“Blue Jay”) and Cloud Gate Capital LLC (“Cloud Gate”), respectively, as Subadvisers to allocated portions of each Fund. The Manager’s proposal was based on certain factors, including, but not limited to, the desire to add new Subadvisers that would complement the current investment strategies of each Fund’s other Subadvisers by offering greater style diversification. The other current Subadvisers to the Absolute Return Multi-Manager Fund are Cramer Rosenthal McGlynn, LLC, GAMCO Asset Management Inc., Good Hill Partners LP, Lazard Asset Management LLC, Levin Capital Strategies, L.P., MacKay Shields LLC, SLS Management, LLC, Sound Point Capital Management, L.P., and Visium Asset Management, LP.  The other current Subadvisers to the Long Short Multi-Manager Fund are Cramer Rosenthal McGlynn, LLC, Lazard Asset Management LLC, Levin Capital Strategies, L.P., and SLS Management, LLC.
For investment management services, each Fund pays the Manager a management fee.  The addition of the new Subadvisers will not result in a change to the management fee paid by either Fund.
The following table shows the management fee paid to the Manager and the subadvisory fees paid by the Manager to each Fund’s Subadvisers during the fiscal period ended October 31, 2014.
Absolute Return Multi-Manager Fund
Management Fee Paid to the Manager	Management Fees Paid to the Manager as a % of Average Net Assets of the Fund	Subadvisory Fees Paid by the Manager to the Subadvisers	Subadvisory Fees Paid by the Manager to the Subadvisers as a % of Average Net Assets of the Fund
$20,310,374	1.65%	$11,837,356	0.96%

Long Short Multi-Manager Fund
Management Fee Paid to the Manager	Management Fees Paid to the Manager as a % of Average Net Assets of the Fund	Subadvisory Fees Paid by the Manager to the Subadvisers	Subadvisory Fees Paid by the Manager to the Subadvisers as a % of Average Net Assets of the Fund
$318,620	1.70%	$181,927	0.97%

INFORMATION REGARDING THE NEW SUBADVISERS
The following provides additional information about the new Subadvisers.
Blue Jay Capital Management, LLC
General
Effective November 10, 2014, Blue Jay, located at 2121 Avenue of the Stars, Suite 2420, Los Angeles, CA 90067, manages assets allocated to the health care equity long/short strategy for each Fund.  Blue Jay is a registered investment adviser providing asset management services since 2012.  Blue Jay managed approximately $211 million in total assets as of January 1, 2015.
Investment Strategy
Blue Jay employs a strategy of investing in long and short equity positions of health care companies with respect to the portion of each Fund allocated to it.
Directors and Executive Officers
The following are directors and/or executive officers of Blue Jay. The address of each is 2121 Avenue of the Stars, Suite 2420, Los Angeles, CA 90067.
Name	Position
Paul A. Sinclair	Portfolio Manager and Managing Member
Steven A. Boscoe	Senior Healthcare Analyst
James Norris	Chief Financial Officer, Chief Compliance Officer
Adam R. Wagner	Chief Operating Officer
No officer or Trustee of the Trust is an officer, employee, director, or shareholder of Blue Jay.
Comparable Funds
The chart below provides information regarding the advisory fees charged by Blue Jay to any other registered funds that it advises with a similar investment strategy to the portion of each Fund allocated to it.
Name of Fund	Net Assets (as of December 31, 2014)	Advisory Fee Rate (% of net assets)
Hatteras Alternative Mutual Fund	$37 Million	1.00%

Cloud Gate Capital LLC
General
Effective November 10, 2014, Cloud Gate, located at 900 North Michigan Avenue, Suite 1600, Chicago, IL 60611, manages assets allocated to the equity long/short strategy for each Fund. Cloud Gate is a registered investment adviser providing asset management services since 2012. As of September 30, 2014, Cloud Gate managed approximately $60 million in total assets.

Investment Strategy
Cloud Gate will employ a strategy of investing in long and short equity positions with opportunistic investments in debt securities with respect to the portion of each Fund allocated to it.
Directors and Executive Officers
The following are directors and/or executive officers of Cloud Gate. The address of each is 900 North Michigan Avenue, Suite 1600, Chicago, IL 60611.
Name	Position
Brian Newman	Portfolio Manager
David Heller	Portfolio Manager
Jeff Knupp	Chief Operating Officer
Paul Seeman	General Counsel
David Nietfeldt	Chief Financial Officer, Chief Compliance Officer
No officer or Trustee of the Trust is an officer, employee, director, or shareholder of Cloud Gate.
Comparable Funds
Cloud Gate does not manage any other registered funds in accordance with a similar investment strategy.

Compensation
Under the sub-advisory agreements by and between the new Subadvisers, and the Manager and Adviser (each, a “Sub-Advisory Agreement”), the Manager is responsible for all fees payable to each new Subadviser for its services as a Subadviser to each Fund. The Funds are not responsible for the payment of any portion of such fees. Accordingly, the appointment of the new Subadvisers to the Funds does not affect the management fees paid by each Fund or its shareholders.
Information Regarding the Sub-Advisory Agreements
Pursuant to the Sub-Advisory Agreements, the Subadvisers have been, or will be, delegated responsibility for the day-to-day management of the assets of each Fund allocated to such

Subadviser. Each Sub-Advisory Agreement provides, or will provide, in substance that the Subadviser will make and implement investment decisions for each Fund in its discretion and will continuously develop an investment program for each Fund’s assets allocated to such Subadviser.  The Sub-Advisory Agreements permit, or will permit, each Subadviser to effect securities transactions on behalf of each Fund through associated persons of the Subadviser.  The Sub-Advisory Agreements also specifically permit, or will permit, the Subadvisers to compensate, through higher commissions, brokers and dealers who provide investment research and analysis to the Funds.
Each Sub-Advisory Agreement continues, or will continue, with respect to each Fund until October 31, 2016, and are renewable from year to year thereafter, so long as their continuance is approved at least annually (1) by the vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval and (2) by the vote of a majority of the Trustees or by a majority vote of the outstanding shares in each Fund (as defined by the 1940 Act). Each Sub-Advisory Agreement is, or will be, subject to termination, without penalty, with respect to each Fund by the Trustees, or by a majority vote of the outstanding shares of each Fund (as defined by the 1940 Act), by the Manager or Adviser on not less than 30 nor more than 60 days’ prior written notice to the Funds.  A Subadviser is, or will be, permitted to terminate its Sub-Advisory Agreement on 60 days’ prior written notice to the Funds, Manager, and Adviser. Each Sub-Advisory Agreement also terminates automatically with respect to each Fund if it is assigned or if the management agreement between the Manager and the Trust terminates with respect to each Fund.
BOARD CONSIDERATIONS
At meetings held on October 6-7,  the Board of Trustees (“Board”) of Neuberger Berman Alternative Funds (“Trust”), including the Trustees who are not “interested persons” of Neuberger Berman Management LLC (“Management”) (including its affiliates) or the Trust (“Independent Fund Trustees”), considered and approved the separate sub-advisory agreements (“Sub-Advisory Agreements”) among Management, NB Alternative Investment Management LLC (“NBAIM”) and each of Blue Jay Capital Management, LLC and Cloud Gate Capital LLC (each an “Additional Subadviser”), each of which would be responsible for managing a portion of the assets of Neuberger Berman Absolute Return Multi-Manager Fund and Neuberger Berman Long Short Multi-Manager Fund (each a “Fund”).
In evaluating the Sub-Advisory Agreements, the Board, including the Independent Trustees, reviewed materials furnished by each Additional Subadviser. In addition, the Board, including the Independent Trustees, met with senior representatives of each Additional Subadviser regarding its personnel and operations. The Independent Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of Management and NBAIM.
The Board noted that Management and NBAIM, together with the Funds, had received an order from the SEC that permits Management to add or replace subadvisers to the Funds without a shareholder vote, provided the Independent Trustees approve the new subadviser and certain other steps are taken. In this context, the Board considered Management’s and NBAIM’s responsibilities for designing an overall investment program for each Fund and then identifying the subadvisers who will carry out the different portions of that program based on the NBAIM’s due diligence of those subadvisers. The Board further noted that Management and NBAIM, pursuant to their agreements with each Fund and related subadviser oversight policies and procedures approved by the Board, are responsible for overseeing the subadvisers.
The Board evaluated the overall fairness of the Agreements to each Fund and whether the Agreements were in the best interests of each Fund and its shareholders. The Board considered the following factors with respect to each Fund, among others, in connection with its approval of the Sub-Advisory Agreements: (1) the nature, extent, and quality of the services to be provided by each Additional Subadviser; and (2) the expected costs of the services to be provided. In their deliberations, the Board members did not identify any particular information that was all-important or controlling, and each Trustee may have attributed different weights to the various factors.
The Board received and considered information regarding the nature, extent and quality of services to be provided to each Fund by each Additional Subadviser under the Sub-Advisory Agreements. The Board considered the experience and staffing of the portfolio management and investment research personnel of each Additional Subadviser who would perform services for the Funds, as well as the resources available to each. With respect to each Additional Subadviser, the Board reviewed the performance for accounts managed by the Additional Subadviser that were substantially similar in strategy to the strategy the Additional Subadviser will use for the Funds, noting that the accounts may not be subject to the same 1940 Act restrictions as the Funds. The Board considered the policies and practices regarding brokerage and allocation of portfolio transactions of each of the Additional Subadvisers and noted that Management and NBAIM would monitor the quality of the execution services provided by each Additional Subadviser.
The Board also reviewed whether the Additional Subadvisers would use brokers to execute transactions for each Fund that provide research and other services to the Additional Subadviser, and the types of benefits potentially derived from such services by the Additional Subadviser, the Funds and other clients of the Additional Subadviser. The Board also considered the compliance programs and compliance history of each Additional Subadviser, including the Funds’ Chief Compliance Officer’s and NBAIM’s assessment of the compliance programs of the Additional Subadvisers. The Board also considered whether there were any pending lawsuits, enforcement proceedings or regulatory investigations involving an Additional Subadviser, and reviewed information regarding their financial condition, history of operations and any conflicts of interests in managing the Funds.
With respect to the overall fairness of the Sub-Advisory Agreements, the Board had previously considered each Fund’s fee structure as compared to a peer group of comparable funds and any fall-out benefits likely to accrue to Management or its affiliates. Management indicated that similar comparative information was not available with respect to the amount paid to each Additional Subadviser. The Board did, however, consider an estimate of the costs of the services to be provided and estimated profits or losses that would be realized by each Additional Subadviser, as well as the fees each Additional Subadviser charges for similar products. The Board noted, however, that Management, and not the Funds, pays the fee to the Additional Subadvisers and therefore the fees charged by the Additional Subadvisers will not change the overall expenses of each Fund. The Board also considered whether there are other business arrangements between Management or NBAIM and any Additional Subadviser that could give rise to potential conflicts.  It considered whether the Sub-Advisory Agreements will or should provide for breakpoints in the fees and, as a general matter, the way in which any such breakpoints should factor into the fees paid by each Fund.
Conclusions as to Additional Sub-Advisory Agreements
In approving the Sub-Advisory Agreements, the Board concluded that each Sub-Advisory Agreement is fair and reasonable and that approval of the Agreements is in the best interests of each Fund and its shareholders. In reaching this determination, the Board considered that each Additional Subadviser could be expected to provide a high level of service to each Fund; that each Additional Subadviser’s fees appeared to the Board to be reasonable given the nature and quality of services expected to be provided; and that the expected benefits accruing to each Additional Subadviser and its affiliates and Management and its affiliates by virtue of their relationship with the Funds were reasonable in light of the expected costs of providing the sub-advisory services and the expected benefits accruing to each Fund.
ADDITIONAL INFORMATION ABOUT THE FUNDS
Portfolio Transactions
To the extent permitted by law and in accordance with procedures established by the Board, affiliates of the Manager, Adviser, or Subadvisers are permitted to act as brokers for each Fund in the purchase and sale of its portfolio securities (other than certain securities traded on the over-the-counter market) where such brokers are capable of providing best execution (“Affiliated Brokers”). For the fiscal period ended October 31, 2014, the Funds did not pay any brokerage commissions to Affiliated Brokers.
Control Persons and Principal Holders
As of December 31, 2014, the following are all of the beneficial and record owners of five percent or more of a class of each Fund. Except where indicated with an asterisk, the owners listed are record owners. These entities hold these shares of record for the accounts of certain of their clients and have informed the Funds of their policy to maintain the confidentiality of holdings in their client accounts, unless disclosure is expressly required by law.
Absolute Return Multi-Manager Fund
Class	Name & Address	Percent Owned

Class A	RAYMOND JAMES 880 CARILLON PARKWAY ST. PETERSBURG, FL 33716-1100	14.31%

	PERSHING LLC 1 PERSHING PLAZA JERSEY CITY, NJ 07399-0002	11.61%

Class	Name & Address	Percent Owned

	CHARLES SCHWAB & CO INC. 211 MAIN STREET SAN FRANCISCO, CA 641-1905	10.30%

Class C	MERRILL LYNCH PIERCE FENNER & SMITH INC FUND ADMINISTRATION 4800 DEER LAKE DR E FL 2 JACKSONVILLE FL 32246-6484	24.34%

	MORGAN STANLEY SMITH BARNEY HARBORSIDE FINANCIAL CENTER PLAZA 2 3RD FLOOR JERSEY CITY NJ 07311	20.36%

	UBS WM USA ATTN: DEPARTMENT MANAGER 1000 HARBOR BLVD, 5TH FLOOR WEEHAWKEN NJ 07086-6761	11.83%

	RAYMOND JAMES 880 CARILLON PARKWAY ST. PETERSBURG, FL 33716-1100	6.09%

Institutional Class	UBS WM USA ATTN: DEPARTMENT MANAGER 1000 HARBOR BLVD, 5TH FLOOR WEEHAWKEN NJ 07086-6761	17.99%

	CHARLES SCHWAB & CO INC. 211 MAIN STREET SAN FRANCISCO, CA 641-1905	15.97%

	NATIONAL FINANCIAL SERVICES LLC FBO OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 499 WASHINGTON BLVD FL-4	15.16%

Class	Name & Address	Percent Owned

	JERSEY CITY NJ 07310-2010

	MORGAN STANLEY SMITH	11.15%
	BARNEY
	HARBORSIDE FINANCIAL
	CENTER
	PLAZA 2 3RD FLOOR
	JERSEY CITY NJ 07311

	MERRILL LYNCH PIERCE	10.17%
	FENNER & SMITH INC
	FUND ADMINISTRATION
	4800 DEER LAKE DR E FL 2
	JACKSONVILLE FL 32246-6484

	JP MORGAN CLEARING CORP	9.55%
	OMNIBUS FBO ITS CUSTOMERS
	3 CHASE METROTECH CENTER
	BROOKLYN, NY 11245-0001

	LPL FINANCIAL	6.42%
	9785 TOWNE CENTRE DRIVE
	SAN DIEGO, CA 92121-1968

Class R6	NFS LLC FEBO	87.04%
	FBO THE NORTHERN TRUST
	COMPANY
	PO BOX 92956
	CHICAGO IL 60675-2956

	NFS LLC FEBO	12.64%
	FBO THE PRIVATE BANK AND
	TRUST CO
	120 S LA SALLE ST FL 7
	CHICAGO IL 60603-3403

As of December 31, 2014, the Trustees and officers, as a group, owned less than 1% of each class of shares of the Fund.
Long Short Multi-Manager Fund
Class	Name & Address	Percent Owned

Class A	PERSHING LLC	24.08%
	1 PERSHING PLAZA
	JERSEY CITY, NJ 07399-0002

	NEUBERGER BERMAN LLC	14.28%
	SEED ACCOUNT
	605 THIRD AVENUE
	NEW YORK, NY 10158

	NFS LLC FEBO	13.78%
	DAVID G KUPPERMAN
	JIN YOUNG HUR
	50 WILLIAM STREET
	DEMAREST, NJ 07627-2227

	LPL FINANCIAL	10.38%
	9785 TOWNE CENTRE DRIVE
	SAN DIEGO, CA 92121-1968

	RBC CAPITAL MARKETS LLC	7.58%
	MUTUAL FUND OMNIBUS PROC
	60 SOUTH 6TH STREET

	MORGAN STANLEY SMITH	7.37%
	BARNEY
	HARBORSIDE FINANCIAL CENTER
	PLAZA 2 3RD FLOOR
	JERSEY CITY NJ 07311

Class C	NEUBERGER BERMAN LLC	33.95%
	SEED ACCOUNT
	605 THIRD AVENUE
	NEW YORK, NY 10158

	PERSHING LLC	30.53%
	1 PERSHING PLAZA
	JERSEY CITY, NJ 07399-0002

Class	Name & Address	Percent Owned

	ROBERT W. BAIRD & CO. INC.	17.46%
	777 EAST WISCONSIN AVENUE
	WILWAUKEE, WI 53202-5391

	LPL FINANCIAL	10.77%
	9785 TOWNE CENTRE DRIVE
	SAN DIEGO, CA 92121-1968

Institutional Class	NEUBERGER BERMAN LLC	42.99%
	SEED ACCOUNT
	605 THIRD AVENUE
	NEW YORK, NY 10158

	JP MORGAN CLEARING CORP	38.87%
	OMNIBUS FBO ITS CUSTOMERS
	3 CHASE METROTECH CENTER
	BROOKLYN, NY 11245-0001

	NATIONAL FINANCIAL SERVICES LLC	7.07%
	FBO OUR CUSTOMERS
	ATTN MUTUAL FUNDS DEPT
	499 WASHINGTON BLVD FL 4
	JERSEY CITY NJ 07310-2010

As of December 31, 2014, the Trustees and officers, as a group, owned less than 1% of each class of shares of the Fund.
Outstanding Shares
There were 116,878,735 Institutional Class shares, 21,691,360 Class A shares and 8,922,326 Class C shares of the Absolute Return Multi-Manager Fund issued and outstanding as of December 31, 2014.
There were 3,084,031 Institutional Class shares, 70,512 Class A shares and 29,657 Class C shares of the Long Short Multi-Manager Fund issued and outstanding as of December 31, 2014.

Document Delivery.  Please note that only one annual report or information statement may be delivered to two or more shareholders of each Fund who share an address, unless the Fund has received instructions to the contrary.  To request a separate copy of an annual report or information statement, or for instructions as to how to request a separate copy of such documents or as to how to request a single copy if multiple copies of such documents are received, shareholders should contact the Funds at 605 Third Avenue, New York, New York 10158-0180 or 1-800-877-9700.

Q0023 02/15